As filed with the Securities and Exchange Commission on December 20, 1996
                                               REGISTRATION NO. ________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form SB-2

             Registration Statement Under the Securities Act of 1933

                           MOBILE AREA NETWORKS, INC.
                 (Name of small business issuer in its charter)


            Texas                                      4813                                         75-2654110
(State or other jurisdiction                (Primary Standard Industrial                (I.R.S. Employer Identification No.)
of incorporation or organization)           Classification Code Number)


                           George E. Wimbish, Chairman
                      120 International Parkway, Suite 220
                             Heathrow, Florida 32746
                                 (407-741-9116)
                       (Address and telephone of principal
               executive offices and principal place of business)

                                 James R. Leone
                          James R. Leone & Assoc., P.A.
                          452 Osceola Street, Suite 211
                        Altamonte Springs, Florida 32701
                                 (407-831-1255)
               (Name, address and telephone of agent for service)

Approximate date of Proposed sales to the public: As soon as practicable after the Registration Statement becomes effective.

                                               CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                             Amount           Proposed         Proposed
        Title of Each Class of                to be           Maximum           Maximum             Amount of
      Securities to be Registered          Registered      Offering Price      Aggregate        Registration Fee
                                                              Per Unit      Offering Price

-----------------------------------------------------------------------------------------------------------------
Common Stock, no par value.                 1,000,000          $14.50         $14,500,000          $ 4,393.94

-----------------------------------------------------------------------------------------------------------------
Total                                                                                               $4,393.94

=================================================================================================================

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject To Completion, Dated December 20, 1996

                           MOBILE AREA NETWORKS, INC.

                               A Texas Corporation

           1,000,000 Common Shares (maximum) at $14.50 for $14,500,000

Mobile Area Networks, Inc. (the "Company") offers the users of laptop computers and handheld digital communication devices it's exclusive very low cost, very fast, encrypted (private) wireless communication service called mobiLAN(R). This system uses a unique combination of exclusive second generation megabit transceiver PC Card, patented encryption and billing software, local relays, and fiber optics transmission for clean, fast, LAN access to main computer groups, including the Internet and the Intranet. Digital, audio, and video live interaction is available on a real-time basis, at a small fraction of the cost of telephone modem usage.

To buy the stock, read the Prospectus and send the subscription agreement with your check to the Company, or wire it and your funds as described in it and on the Internet.

                      CONTACT: GEORGE E. WIMBISH, CHAIRMAN
                      120 INTERNATIONAL PARKWAY, SUITE 220
                             HEATHROW, FLORIDA 32746
                                  407-741-9116
                          (HTTP://WWW.MOBILEAREA.NET)


----------------------------------------------------------------------------------------------------
         Pricing Table                 Price                           Sales           Proceeds to
                                       to public(1)               commission (2)       Company(3)
====================================================================================================
 Per Share                                $14.50                    $1.45                 $13.05
 Total Maximum                         $14,500,000                $1,450,000           $13,050,000

----------------------------------------------------------------------------------------------------

1.   The offering price may be changed at the Company's discretion.

2. The Company's officers and directors are selling the shares without compensation. However, this column reflects the fact that the Company may engage one or more licensed broker dealers as selling agents for agreed upon commissions not to exceed ten percent (10%), who may allot a portion thereof to other licensed broker dealers assisting in the sales. The Company and broker dealers will mutually indemnify and defend each other for securities law claims attributable to the indemnifying party. Persons selling or assisting, may be deemed to be underwriters under securities laws.

3. Before deducting offering expenses payable by the Company estimated to total $145,000 in the case of the Maximum Offering (1% of gross proceeds). (See "Use of Proceeds", herein.) The proceeds from the sale of Shares will be transmitted by noon of the business day following receipt to the Company's bank account in Heathrow, Florida.

These securities are being sold on a best efforts, no minimum amount basis. The offering will expire nine months after the effective date of the registration statement for the securities, if not terminated sooner. The shares are offered subject to prior sale, and the Company reserves the right to reject any offer in whole or in part. The Company will send by U.S. mail to subscribers within thirty (30) days, signed copies of their Subscription Agreement and Common Stock certificates.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAVE THEY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------

                              IMPORTANT INFORMATION

===============================================================================

         INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" HEREIN FOR WHAT MANAGEMENT BELIEVES ARE THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

         MOBILE AREA NETWORKS, INC. IS A DEVELOPMENT STAGE COMPANY AS DESCRIBED HEREIN.

         THIS OFFERING IS INTENDED TO BE FILED FOR OFFER AND SALE IN ALL STATES OF THE UNITED STATES. FILING FOR OFFER OR SALE IN STATES IS INTENDED TO BE AS DEFINED IN PUBLIC LAW 104-290.

--------------------------------------------------------------------------------
                                     SUMMARY
--------------------------------------------------------------------------------

         The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere herein. See "Risk Factors" for a discussion of certain factors that should be considered in connection with an investment in the stock.

--------------------------------------------------------------------------------
FAST, LOW COST WIRELESS SERVICE

         Mobile Area Networks, Inc., (the "Company") provides its mobiLAN(R) communication service for laptop computers and handheld communication devices through a secure, very low cost, very fast wireless connection to remote home-office network services and to the Internet. Unlike a telephone modem connection no cord or phone line connection is necessary for this service. The Company will charge a user fee for this communication service. The user's hardware ( PC Card) and software for the mobiLAN(R) service will be paid for by such user or by the user's employer as a setup fee, or as negotiated with the user's employer.

         The telephone modem was created to convert digital computer data to analog data so that an analog phone line could carry digital information. The millions of miles of phone wiring and millions of phone jacks support the modem strategy. The laptop modem market (PC Card modems that fit in laptop PCMCIA slots) totaled $3,000,000,000 (3 billion) in modem equipment sales in 1995(1). The usage fees paid to telephone companies for line access and long distance charges probably were much greater than that amount.

FIBER OPTIC PORTION OF MOBILAN(R)

         There are now millions of miles of fiber optic cable for digital information transport installed in the U.S. These fiber network installations (Points of Presence - POPs) are within miles of nearly every major corporation office, hotel, and airline club in the U.S. Local Exchange carriers (LECs) can provide a high-speed local data connection from these POPs to any building site in the U.S. The Company will use a high-speed, open-standard, short-range wireless technology to reach this high-speed wired data connection inside every relay wired building and a modem-speed, open-standard, long-range wireless technology from outside locations. The WLAN (Wireless Local Area Networks) relays are low cost, small, easily installed, and use little power. With these two technologies laptop users can communicate from nearly any location and be securely connected to their home office Local Area Network (LAN) or the Internet.

MASSIVE COST ADVANTAGES

         The Company's exclusive mobiLAN(R) wireless communication service will have uniquely significant economic advantage over a telephone modem connection because it is uniquely based on the unregulated digital data network and not on the highly regulated and tariffed public voice ( analog) phone system. The underlying cost per bit on the fiber optic data network is about 1/100th the cost of carrying a bit on the public voice telephone network. The Company has a unique method of connecting to the data network the users of laptop PCs and handheld digital communication devices.

         There were 17,000,000 (17 million) business users of laptop computers at the end of 1995(2). Nearly 3,000,000 (3 million) of these laptop users travel an average of 3 (three) times per month to interstate destinations. BIS Strategic Decisions estimated that these mobile professionals are spending over $50,000,000 ($50-million) per month or $600,000,000 ( $600 million) per year in long distance charges and surcharges to check e-mail and send faxes from hotels.


-------------------------------
(1) AP Research Corporation, International Data Corporation.
(2) Ablonci, Wm.F., and Elliot, Thomas R.: Mobile Professional Market Segmentation Study, March 1995, BIS Strategic Decisions, 1-617-982-9500

HOW MOBILAN(R) WORKS

         THE COMPANY HAS INTEGRATED A NUMBER OF KEY EXISTING TECHNOLOGIES TO CREATE THIS MOBILE DATA COMMUNICATION SERVICE, AND HAS ADDED KEY PROPRIETARY CONTENT NECESSARY TO MAKE THE NETWORK FULLY FUNCTIONAL AND MORE COST EFFECTIVE.

         The Company has established the mobiLAN(R) communication network by joining wireless/wired public networks on a nationwide basis. Laptops are the lifeblood of the business traveling roadwarriors. With the two PC Card expansion slots in laptops and the Company's service called mobiLAN(R)(3) they can connect to the corporate networks from nearly anywhere, without hooking up to a telephone line.

         One PC Card is a high-speed, short range wireless card. The cards are known as WLAN (Wireless Local Area Networks) cards. The mobiLAN(R) WLAN cards can communicate above 1 Mbps (Megabit per second) and are used inside buildings. Initial target areas are airports, convention centers, hotels and resorts, restaurants, and major office buildings. The Company has an exclusive contract with the developer of a new generation gallium arsenide WLAN PC Card with advanced speed and low "noise" capabilities. No other such card is on the market or known to be available in 1997. This card is about 100 times faster than telephone modems (at high speed).

         The second PC Card is a wireless wide-area data networking card using the CDPD (Cellular Data Packet Delivery) network. CDPD is a digital extension to the existing cellular phone network. CDPD can communicate wirelessly at about 10 Kbps, or about the actual speed of a wired modem, from nearly anywhere. CDPD service is deployed in over 100 metropolitan areas throughout the U.S. So, anywhere in these communities, outdoors or indoors, full access to the home office network LAN or to the Internet using the Company's mobiLAN(R) encrypted (fully private) connection is available to a laptop user.

         A user in a mobiLAN(R) equipped hotel simply opens a laptop anywhere in the hotel room, the club or the bar, and is automatically logged on to the home office network at megabit speeds. All network resources are available as if the user were sitting at a desk in the home office with a direct Ethernet connection. In fact, even when in the home office the WLAN card will provide performance comparable to a direct Ethernet connection, but gives a user the freedom to roam throughout the facilities without a telephone cord connection to the laptop.

         So, with a laptop equipped with two PC Cards from the Company, and the mobiLAN(R) network a user can connect to the home LAN or the Internet in home office facilities, in hotels, in airline clubs, in a car, in an airplane, at home, in a park, in the airport and in a customer's location.

COMMUNICATION NETWORK VIA INTRANET (NOT INTERNET)

         mobiLAN(R) provides both high-speed and modem-speed data communication connections between the wireless public network node and the end-user private network through a high-speed private Intranet backbone of fiber optic cables. It is a separate IP (Internet Protocol) network dedicated exclusively to corporate communication, not the public Internet.

SECURITY

         mobiLAN(R) achieves the industry's highest level of security, thanks to the most comprehensive security software available. This encryption software sets up impenetrable "tunnels" through which data can travel safely. Authenticated, encrypted tunnels keep data from being accessed or modified as it passes from a remote wireless client to the home LAN.

MOBILAN(R)  ECONOMICS

         mobiLAN(R) WLAN service provides reliable, very high-speed encrypted communications at specific locations such as hotels and airline clubs. WLAN service is priced at approximately $50 per month for an unlimited amount of data. No comparable service is available at any price.


------------------------
(3) Service Mark was registered with the U.S. Patent and Trademark Office on 10/21/96
         mobiLAN(R) CDPD service is a wireless and encrypted (totally private) form of the cellular modem's non-secure (non-private), reliable, slow-speed communications across most major metropolitan areas. This service is ideal for providing short, rapid and timely data exchanges. CDPD service is priced at approximately $50 per month for a total of 1 Mbyte of data communication. Over a 21 day working month that is about 50,000 bytes per day or approximately 20 e-mail messages per day at $0.12 each. This is much less than many laptop users pay for telephone modem access and long distance fees.

MOBILE COMPUTING COMMUNICATIONS

         Mobile computing is booming(4):

         - In the U.S. alone, more than 4,600,000 (4.6-million) portable PCs were sold in 1995, an increase of 23% over 1994.

         - Research indicates that at the end of 1995, there were nearly 17,000,000 (17 million) portables in use in the U.S.

         - Airline and other research data show that 27,300,000 (27.3 million) professionals travel; at the end of 1994 approximately 20 percent, or 5,500,000 (5.5 million), of these were using a portable PC from a remote location.

         However, in spite of the fact that these 5,500,000 mobile professionals travel with a laptop computer, they are almost always limited to a data connection of between 2400 and 28,800 baud (500 to 10,000 bits per second) through a modem and phone line connection, when and if they can find access to a phone jack connection.

         Because the modem uses a public access telephone network, the lack of security and the slow transmission rate both prevent direct network connection. Thus, the use of a remote modem connection is limited to low volume data transactions, such as messaging or e-mail applications that are on servers outside the normal in-house network (LAN or Mainframe CPU). The remote use and benefit of a laptop is significantly less than the power of the same laptop when connected directly to the business' network, thus reducing productivity. mobiLAN(R) allows 100 times faster data transfer on an encrypted (totally private) basis at far lower cost.

         Mobile professionals are not the only remote-computer users. Other users include telecommuters (some with portables, but most with deskbound PCs), workers operating from remote sites, and the millions of workers in the other 70 percent of the work force who are not classified as professionals, but who use computers or digital communication devices (meter readers, inventory clerks, rental car return verifiers, parking enforcement personnel, etc.)

THE COMPANY'S PEOPLE

         WILLIAM J. REID is founder, President and CEO of Mobile Area Networks, Inc. Mr. Reid was previously President and COO of Plancom, Inc., a communications planning company specializing in large distributed communication network installation and support. Mr. Reid was President of Management Sciences Co., a company that specializes in competitive business improvement in sales and marketing operations and driving that improvement into corporate strategic initiatives. Mr. Reid was President of Mizar, Inc. a Dallas company that manufactured and sold specialized high-speed computer engines for communication and control systems. He was General Manager for the Data Communication Division of Harris Corporation ($2.2B) and was responsible for all Harris data communication equipment sold to Fortune 1000 companies world-wide.

         GEORGE E. WIMBISH, Board Chairman, is a founder of Mobile Area Networks, Inc. He is a successful private investor with over 20 years of experience in acquisitions/mergers and company startups. He has operated 5 companies as CEO in wholesaling, manufacturing, and direct marketing. Most recent position was CEO of a financial services company. In 1984 he was a qualified candidate for the U.S. senate and has personally lobbied the U.S. Senate. He has experience with regulatory agencies including Underwriters Laboratory and the Nuclear Regulatory Agency.


-------------------------
(4) Computer Retailer News 12/8/95

         DR. ROBERT M. GOOD, Director, is a founder of Mobile Area Networks, Inc. He has been a successful private investor and entrepreneur for the past 15 years. He is a licensed stock broker. He had a successful dental practice in Long Island, New York. Dr. Good has been President and Vice President of numerous companies. He was an Army Officer.

         JAMES R. LEONE, Director, is a practicing attorney and has had his own law firm, James R. Leone & Assoc., P.A. since 1985 concentrating in the fields of securities and corporate law. Previously, Mr. Leone was with Gray, Harris & Robinson in Orlando, FL., and with Quinn, Jacobs, Barry and Miller in Chicago, IL. Until 1981 Mr. Leone was a financial attorney and financial analyst with the Securities and Exchange Commission in Washington, DC.

         The Company has a contract for services from one of the largest installation, integration and leasing companies to install and service the Company's mobiLAN(R) relay and communication services. This partner makes available to the Company over 150 support people.

         The Company also has a working agreement with a Big Six Accounting firm for the implementation and support of the in-house installation and support of the Company's mobiLAN(R) network. This partner makes available to the Company 300 support people.

         A leading software development firm is a contract vendor to Mobile Area Networks, Inc. and has perfected the billing software concept. This firm is a technical contractor to the Company in the areas of billing, security, authentication, help desk development, and network performance.

-------------------------------------------------------------------------------

NOTE: THIS PROSPECTUS IS PART 1 OF AND OMITS CERTAIN INFORMATION CONTAINED IN
PART 2 OF THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH OMITTED INFORMATION INCLUDES, BUT IS NOT LIMITED TO THE
FOLLOWING: Charter and By-laws and amendments thereto, certain material contracts, consents of experts, opinion of legal counsel re: legality. Such information is available on request, for which there may be reasonable charges for copying.

-------------------------------------------------------------------------------
                                  RISK FACTORS
-------------------------------------------------------------------------------

         AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE REGARDED AS SPECULATIVE. AS A RESULT, THE PURCHASE OF SHARES SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING:

A.       LIMITED OPERATING HISTORY;

         The Company is newly organized, and is dependent upon the proceeds of this offering to implement its plan to develop and operate its proposed business. Accordingly, an investment in the Company's shares is highly speculative and is only a suitable investment for an investor who recognizes the high risks involved, has no need for liquidity in the investment and who can afford a total loss of the investment. There cannot be any guarantee that the Company will be profitable or that additional capital will not be required.

B.       ILLIQUID INVESTMENT; RISK OF LOSS.

         This investment is not recommended for investors who do not have adequate additional liquid assets such that they can afford a long-term non-liquid investment and the risk of complete loss of the investment.

C.       DEPENDENCE ON MANAGEMENT.

         The Company is dependent on the services of the Company's Founders, who are the Company's principal officers and Directors. The loss of their management services would have a materially adverse impact on the Company. The Company does not currently maintain any key man life insurance policy. The Company plans to acquire key man insurance from the proceeds of this offering.

D.       REGULATORY RISKS.

         At the present time, no regulations exist which would materially adversely impact the Company's contemplated operations. However, future government regulation with respect to applications permitted for certain radio wave frequencies could have an adverse impact on the Company.

E.       CONTROL BY MANAGEMENT.

         Upon completion of this offering, the officers and directors of the Company will own, in the aggregate, approximately 85% of the outstanding shares of the Company's common stock, assuming the maximum shares (1,000,000) are sold. Accordingly, the Company's management will continue to be able to elect a majority of the directors and thus control the management and affairs of the Company.

F.       COMPETITION.

         The communications industry is a highly competitive business, and the Company will be competing with numerous other companies, both privately and publicly owned, which have substantially more resources and expe-rience available to them than the Company, including major telephone companies, regional telephone companies and existing wireless technology suppliers.

G.       ARBITRARY OFFERING PRICE.

         The initial price at which the shares are offered hereby has been arbitrarily set by the Company's management on a non arm's length basis, and has no relationship to the book value per share, current earnings of the Company, there having been none because of business development expenses, or other generally accepted measurement of value. Investors in the Offering will incur immediate and substantial dilution in net tangible book value of their shares. See "Dilution".

H.       LACK OF PUBLIC MARKET.

         Prior to this Offering, there has been no public market for the shares offered, and none is anticipated to develop in the near future. In the event a regular public trading market does not develop, or is not sustained, any investment in the Company's Common Stock would be highly illiquid. Accordingly, an investor in the Shares may not be able to sell the shares readily, if at all. Consequently, if as a result of some change in the circumstances arising from an event not now contemplated, an investor wishes to transfer the shares owned, the investor may find he or she has only a limited or no ability to transfer or market the shares.

I.       SUBSTANTIAL DILUTION.

         Purchasers of the shares offered hereby will suffer an immediate and substantial dilution of their investment. Specifically, in the case of the maximum offering, dilution will be $12.37 per share, or 85%. (See
Section 2, "Dilution", where the dilution is illustrated by charts).

J.       POSSIBLE NEED FOR ADDITIONAL FINANCING.

         The Company cannot guarantee that sufficient funding will be available from Common Stock sales of this offering to fund all its development and operational needs. In the event the Company requires additional financing, the Company may seek such financing through bank borrowing, debt, or other equity financing, or otherwise. There can be no assurance that such financing will be available to the Company on acceptable terms, if at all. The Company does not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of the Company's Common Stock on terms that have not yet been established. These terms may (or may not) be more favorable than those contained herein. Any future sales of securities might (or might not) result in dilution to the investors herein.

K.       PENNY STOCK REGULATION.

         Broker-dealer practices in connection with transactions in "penny stocks" (also referred to as "designated securities") are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. If the Company's common stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

L.       ADVERSE EFFECT ON MARKET PRICE OF  FUTURE SALE OF SHARES.

         All 5,189,700 shares of Common Stock issued by the Company prior to this Offering were offered and sold by the Company in private transactions in reliance on an exemption from registration under the Act. Accordingly, all of such securities are "restricted securities" within the meaning of Rule 144 and cannot be resold without registration, or except in reliance on Rule 144 or another applicable exemption from registration.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted shares" for a period of at least two years is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of Common Stock (61,897) shares of Common Stock after this offering if the maximum shares are sold under this offering or (ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller also must comply with the notice and manner of sale Form 144 requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares are aggregated) who is not, at the time of the sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least three years, can sell such shares under Rule 144 without regard to notice, manner of sale, public information or the volume limitations described above.

         Future sales of shares of Common Stock (or securities convertible into Common Stock) by the Company or as stated above could adversely affect the prevailing market price, if any, of the Company's Common Stock.

M.       DIVIDENDS NOT LIKELY.

         No dividends on this Company's Common Stock have been declared or paid by the Company to date. The Company does not presently intend to pay dividends for the foreseeable future, but intends to retain all earnings, if any, for use in the Company's business. There can be no assurance that dividends will ever be paid on the Common Stock. Investors who anticipate the need for dividends from their investment in the Company should not purchase the shares offered hereby.

N.        EFFECT AS ANTI-TAKEOVER PROVISIONS

         The shareholders have authorized Preferred Stock in the Articles of Incorporation, and the Board of Directors may issue Preferred Stock with rights that could adversely affect the rights of the holders of the Common Stock. No shares of Preferred Stock are presently issued or outstanding and the Company has no plans to issue shares of Preferred Stock. The issuance of shares of Preferred Stock under certain circumstances could have the effect of delaying or preventing a change of control of the Company or other corporate action. Although the Company has no present intentions to issue shares of Preferred Stock, such issuance, while providing flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.

O.       DEPENDENCE ON PROPRIETARY TECHNOLOGY

         The Company relies on a combination of patents, trade secrets, copyright laws, non-disclosure, non-circumvention and other contractual and technical measures to protect its proprietary technology. There can be no assurance that these provisions will be adequate to protect its proprietary rights. Although the Company believes that its products and services do not infringe upon the proprietary rights of third parties; there can be no assurance that third parties will not assert infringement claims against the Company, or the Company's clients. See description of "Business-Intellectual Property."

--------------------------------------------------------------------------------
                                    DILUTION
--------------------------------------------------------------------------------


         Private investors have provided the Company with $136,700 in cash in order to finance the Company's working capital needs to develop the working relationships and contractual agreements that contribute to the mobiLAN(R) communication system. As of December 12, 1996, the aggregate net tangible book value of the Company's Common Stock was $131,154 (See "Financial Statements"). The net tangible book value per share as of December 12, 1996 was $0.025. Net tangible book value per share is calculated by dividing the tangible net worth of the Company (total tangible assets less total liabilities) by the number of shares of Common Stock outstanding.

         Giving effect to the sale by the Company of 1,000,000 shares of Common stock offered hereby (at the offering price of $14.50 per share and after deducting offering expenses), the pro forma net tangible book value of the Company as of December 12, 1996, would have been $13,181,154 or $ 2.13 per share. This represents an immediate increase in the net tangible book value of $2.11 to existing stockholders and an immediate dilution of $12.37 per share to the persons purchasing the shares offered hereby at the initial public offering price ("New Investors").

         The following table illustrates the per share dilution to the new investors:

--------------------------------------------------------------------------------------------------
                                                                                       @Maximum
                                                                                     Subscriptions
--------------------------------------------------------------------------------------------------
           Initial offering price per share                                            $   14.50

           Net tangible book value before offering                                     $ 131,154

           Net tangible book value per share before the offering                       $   0.025

           Increase   in  net   tangible   book   value   per   share                  $    2.11
           attributable to the cash payment by new investors

           Pro forma net tangible book value per share after offering                  $    2.13

           Dilution per share to New Investors                                         $   12.37
--------------------------------------------------------------------------------------------------



         The following tables summarize on a pro forma basis as of December 12, 1996, the number of shares of Common Stock purchased from the Company and the total consideration paid by existing stockholders and by new investors in the offering being made hereby (based on, in the case of new investors, an offering price of $14.50 per share).

----------------------------------------------------------------------------------------------------------------
At Maximum Subscriptions                 Shares Purchased                                Total Net Consideration
                                      Number           Percent                          Amount           Percent
----------------------------------------------------------------------------------------------------------------
Officers and Directors               5,101,000              82.4%                      $    51,300       0.39%
Private Investors                       88,700               1.4%                      $    88,700       0.67%
New Investors                        1,000,000              16.2%                      $13,050,000      98.94%

Total                                6,189,700               100%                      $13,190,000        100%
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

         The shares are being offered by the Company through its officers and directors (i.e. William Reid, George Wimbish, Robert Good and James Leone) who will not receive any compensation therefor.

         The Company plans to aggressively seek the support of NASD member firms which are recognized market makers with the intention of obtaining their assistance with the creation of a viable market in the Company's securities for the benefit of its shareholders. In this regard, the Company may employ one or more finders to assist with introductions to appropriate market makers, for which such finders would be paid finders fees commensurate with current market practices.

         Under Rule 15c2-11 under the Securities Exchange Act of 1934, broker-dealers acting as market makers are required to have certain current information about the Company before they can make a market and thereafter as they continue making a market in its common stock. The Company plans to furnish periodically to broker-dealers the information specified in Rule 15c2-11 in order to enhance such firms' ability to make a market in the Company's stock.

         The price at which the shares are offered hereby has been arbitrarily set by the Company's management, and has no relationship to the book value per share, current earnings of the Company, or other generally accepted measurement of value. No securities are to be offered for the account of any existing share holder.

         The purchase price paid by investors must be sent directly to the company by check, or money order, payable only to: "MOBILE AREA NETWORKS, INC.".

The proceeds from the sale of the shares will be transmitted by noon of the business day following receipt to the Company bank account. The shares are offered subject to prior sale and the Company reserves the right to reject any offer in whole or in part. The Company will send by U.S. mail to subscribers with ten (10) days, signed copies of the subscription agreement. Common Stock certificates will be mailed within two weeks thereafter, and within thirty (30) days of acceptance of the subscription by the Company.

--------------------------------------------------------------------------------
                                 USE OF PROCEEDS
--------------------------------------------------------------------------------

         The Company will use the maximum proceeds primarily for commercialization of its mobiLAN(R) service that includes completion of billing software and putting in demonstration systems for high profile accounts. The following table illustrates the use of maximum proceeds. This summary table is a compilation of the three (3) year financial projections illustrated near the end of this Prospectus.

--------------------------------------------------------------------------
                                     Maximum                      Footnote
         CATEGORY                   Subscriptions     Percentage
--------------------------------------------------------------------------
  Gross Offering Proceeds            $14,500,000        100.0%       (1)
--------------------------------------------------------------------------
     Sales commission                  1,450,000         10.0%       (2)
--------------------------------------------------------------------------
     Offering Expenses                   145,000          1.0%       (3)
--------------------------------------------------------------------------
  Network Operating Costs              8,050,000         55.5%       (4)
--------------------------------------------------------------------------
Network Installation Costs             1,455,000         10.0%       (5)
--------------------------------------------------------------------------
        Management                     1,560,000         10.7%       (6)
--------------------------------------------------------------------------
    Sales and Promotion                  550,000          3.8%       (7)
--------------------------------------------------------------------------
        Engineering                      750,000          5.3%       (8)
--------------------------------------------------------------------------
      Administration                     540,000          3.7%       (9)
--------------------------------------------------------------------------
           Total                     $14,500,000        100.0%      (10)
==========================================================================


Footnotes

(1)   Same as Prospectus Cover Page Pricing table footnote (1).
(2)   Same as Prospectus Cover Page Pricing table footnote (2).
(3) Other offering expenses; filing, accounting and legal fees $11,393.94; printing $30,000; travel, postage, delivery misc. $40,000; lodging, phone, promotion $28,000; blue sky $20,000;. internet development $14,106.56; edgarizing 1,500.
(4) Recurring network connection costs for installed hotel and club sites, over three (3) years.
(5)   One time installation costs at hotels and clubs.
(6)   Executive and senior management salary (three years).
(7) Non-management sales salary and promotional expense. Most sales expense is shown in item (5) because senior sales people are required in these early years.
(8) Network support in help desk activities and new feature development and testing.
(9)   Finance, accounting and employee benefits.


To the extent revenues may cover certain of the expenses shown, then such amounts will be utilized to increase marketing and order fullfillment by installation of expanded relay sites (in more airports, hotels, etc., if not paid by the building owners to compete with travelers, or by traveler's employees), and financing of PC cards and software for repayment from monthly user fees.

--------------------------------------------------------------------------------
                            DESCRIPTION OF BUSINESS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FAST, LOW COST  WIRELESS COMMUNICATIONS

         Mobile Area Networks, Inc. provides traveling business people with laptop computers and hand held digital communication devices (roadwarriors), a very fast, very low cost, secure, totally private, wireless data communications service to remote home-office network services, and to the Internet. Unlike a modem attachment no cord or phone line connection is necessary for this service, which includes both modem-speed connectivity and high-speed wireless connectivity.

         A telephone modem does allow limited but critical connectivity, but slow speed disenfranchises the mobile user from most of the productivity benefits enjoyed by in-house computer users.

         Millions of miles of fiber optic cable for digital information transport are installed in the U.S. These fiber network transceiver switch or junction installations (Points of Presence - POPs) are within miles of nearly every major corporate location, hotel and airline club. Local Exchange Carriers
(LECs) can provide a high-speed local data connection from these POPs to any building site in the U.S.. The Company will use a low-speed, open-standard wireless capability device (a CDPD PC Card for a laptop) outside of buildings, and a high-speed, open-standard, wireless technology PC Card to reach this high-speed data connection inside the building.

         The Company's mobiLAN(R) system will have significant economic advantage over a modem telephone cord connection because it is built from the unregulated data network, not on the highly regulated and tariffed public phone system. The underlying cost per bit on the fiber data network is about 1/100th the cost of carrying a bit on the public voice network.

--------------------------------------------------------------------------------
LAPTOPS EXPLODING(5)

         There were 17,000,000 (17 million) business users of laptop computers at the end of 1995(6). Nearly 3,000,000 (3 million) of these laptop users travel an average of three times per month to interstate destinations. BIS Strategic Decisions estimated that these mobile professionals are spending over $50,000,000 ($50 million) per month or $600,000,000 ($600 million) per year in long distance charges and surcharges to check e-mail and send faxes from hotels. The Company's mobiLAN(R) high-speed connectivity will reduce this cost substantially, and new applications giving greater productivity from existing resources, people and equipment will grow the market larger per year rapidly.

         THE COMPANY HAS INTEGRATED A NUMBER OF KEY EXISTING TECHNOLOGIES TO CREATE THIS MOBILE DATA COMMUNICATION SERVICE AND HAS ADDED KEY PROPRIETARY CONTENT TO MAKE THE NETWORK FUNCTIONAL AND MORE COST EFFECTIVE.

         Today's laptops are the lifeblood of the business traveling roadwarriors. With the two PC Card expansion slots in laptops and this service called mobiLAN(R)(7) they can connect to the corporate computer network from nearly anywhere for full bore, real-time interaction, without hooking up to a telephone line.



-----------------------------
(5) Computer Dealer News 12/5/1995
(6) Ablonci, Wm. F., and Elliot, Thomas R.: Mobile Professional Market Segmentation Study, March 1995, BIS Strategic Decisions, 1-617-982-9500
(7) Service Mark was registered with the Patent and Trademark office on 10/21/96

--------------------------------------------------------------------------------
PC CARD APPLICATION

FAST WLAN PC CARD

         One PC Card is a high-speed, short-range wireless card. These cards are known as WLAN cards. The mobiLAN(R) WLAN cards can communicate at over 1 Mbps, and are used inside buildings. Initial target areas are airports, convention centers, hotels and resorts, restaurants and major office buildings.

         Wireless LANs consist of a PC Card that goes into the laptop PCMCIA slot and transmits to an Access Point relay. Most laptops can support both PC Cards at the same time. The Access Point is about the size of a hardcover book and looks much like a smoke alarm or thermostat and mounts on the ceiling or the wall. The high-speed, short-range LAN wireless technology is developed under the IEEE 802.11 standard.

         Normally, good wireless 802.11 communications from the laptops to the Access Point can be established within a range of 600 feet. Two Access Points will cover about 785,000 square feet of space. For a hotel two Access Points would cover two or three floors. In an airline club one Access Point would cover the space but three Access Points may be needed for problem free through-put in this dense user environment. Current retail price of the 802.11 PC Cards is about $550 (about 1/2 the cost of CDPD modems and about 2 times the cost of a high-speed telephone line modem) and the retail price of the 802.11 Access Point is about $1,400 which can serve up to 58 simultaneous PC Cards so the total cost is much less than CDPD PC Cards, and the data capacity is virtually infinite, with the data bit utilized under tariffed cost at 1/100 the telephone line cost.

         Wide area network (WAN) communication suppliers are AT&T, Sprint, MCI, WorldCom, and MFS Datanet. This WAN data communication market was about $2,000,000,000 ($2-billion) in 1995.

SLOW CDPD CARD

         The second PC Card is a wireless wide-area data networking card using the CDPD network. CDPD is a digital extension to the existing cellular phone network. CDPD can communicate wirelessly at about 10 Kbps, or about the actual speed of a wired modem, from nearly anywhere. CDPD service is deployed in over 100 metropolitan areas throughout the U.S. So, anywhere in these communities, outdoors or indoors, a laptop user can connect, with total security and full access to a home office network. Its slow speed (10,000 bits per second) is equivalent to telephone line modem speed, but mobiLAN(R) offers both line-free mobility plus fully encrypted privacy.

         A CDPD modem connection consists of a PC Card that goes into the laptop PCMCIA slot and transmits to the existing CDPD network. This PC Card is about 50% larger than a credit card and about the thickness of four credit cards. This wireless modem functions under the CDPD protocols and is the digital extension of the cellular phone network.

         CDPD transmission is good in most weather conditions up to 3.5 miles. Over 100 cities have CDPD service across their metropolitan areas. This is expected to grow to over 200 cities by year end 1997. Current prices of CDPD modems are approximately $1,000.

--------------------------------------------------------------------------------
INTRANET INFRASTRUCTURE

         Mobile Area Networks, Inc. will use an Intranet TCP/IP WAN fiber optic long distance service for fast problem free transmission for both WLAN and WAN data. Intranet uses the same Internet Protocol concepts as Internet but is a private network so it does not have the slow response times and the lack of security of the Internet. The key technical features of a "connectionless" network needed to make Mobile Area Networks, Inc. successful require an excellent fit to an Intranet service, which the Company has selected.

         Local high-speed lines will be utilized, and the data capacity is virtually infinite, with the bit cost at 1/100 the telephone line and modem cost.

         The short-range 802.11 wireless technology, the high-speed local loop connections and the WAN data carriage form the data infrastructure of mobiLAN(R). These costs and the encryption software costs will be amortized into monthly user fees or possibly fairly modest up front payment by a user's employer for a specific home office.

--------------------------------------------------------------------------------
COMPANY ENCRYPTION AND BILLING SOFTWARE

         Two additional key technologies are required to make mobiLAN(R) functional:

                      1.    Authentication, Privacy and Security
                      2.    Billing

         Authentication, Privacy and Security will be implemented using Internet tunnel software for both the laptop client agent and the tunnel server agent at the corporate site. Tunnel software encapsulates the initial information from the laptop to the server in a secure IP datagram. The tunnel software at the server uses both public key and private key authentication to establish a secure tunnel for all further communication with the laptop. All information inside the datagram is encrypted for totally secure communications.

         Billing for this unique, high-speed data service is a proprietary concept of Mobile Area Networks, Inc. and is being implemented internally by the Company. Public individual user billing for a data network concept like the Company's mobiLAN(R) does not exist. Current data network billing is on a point-to-point basis for a specific bandwidth data line. For example, a T-1 line (1.544Mbps) from Southwestern Bell to connect two points in Dallas County would cost about $2,600 per month. In discussions with Sprint and AT&T technical representatives with broad industry knowledge it became clear that public network individual user billing was not a capability any supplier in the industry had developed or was developing.

--------------------------------------------------------------------------------
COMPETITION

         Mobile Area Networks, Inc.'s. value proposition (dual-speed, low cost, hybrid wireless/wired connectivity to a nation-wide "connectionless" WAN) will be uniquely implemented. That means there currently exists no announced direct competitors. Implied competition exists in both the wired and wireless market. Eventually, perhaps within a year or two, the vast cost savings of the mobiLAN(R) services will demand and force competition to emerge, but the Company expects to have a substantial, highly profitable market share and will be able to maintain that market share against likely competition.

WIRED

         The largest current competition is remote connectivity using a modem connection. The laptop modem market (PC Cards that fit in laptop PCMCIA slots) totaled $3,000,000,000 ($3.0 billion) in sales in 1995(8). However, the modem has now reached the maximum speed the voice network can support (33.6 Kbps)(9). That modem speed has proved acceptable for short message information, such as e-mail and is marginally acceptable for small record data-base applications such as Lotus Notes. The low security and lack of privacy of phone connections has required most companies to put a firewall system between remote connection and LAN connectivity. Thus, remote users may get to e-mail or to Notes but cannot break through to the network. These modem companies are manufacturing firms and consequently are not expected to enter the service business like Mobile Area Networks.

------------------------
(8)  AP Research Corporation, International Data Corporation.
(9) Blankenhorn, Dana: ISDN to the Net - U.S. Robotics sets its modem strategy, Interactive Age, August 19, 1995

         Connectivity of remote users with modems can be made through the public phone network, the Internet, or leased lines. The public phone network is the most widely available for connectivity but often has high surcharges from public places even for credit card calls. Internet connectivity is the least secure and has serious performance and connectivity problems. Dedicated leased lines are the highest performance but are prohibitively expensive. Leased lines are most often used for remote branch offices with multiple users sharing the cost.

         ISDN (Integrated Services Data Network) connection is the next push for remote connectivity. By the end of 1995, Datapro(10) reports a total of 431,105 lines were installed. ISDN connections, like analog POTS (Plain Old Telephone Service) links, can be either dial-up or dedicated. Pricing is highly variable, availability is spotty, and installation and service have been poor. Application of ISDN has been to replace leased lines for small satellite offices and as dedicated connections for highly computer literate telecommuters (engineers, network technicians, travel agents). ISDN is a dedicated line, or a point-to-point connection, and it will be unlikely that ISDN to every room in a hotel will be available before an even higher speed alternative, like Mobile Area Networks, Inc. will offer higher speeds at much lower cost.

WIRELESS

         In the existing wireless network market, it is important to point out that every competitive solution has a slower data rate, costs much more, requires massive capital for infrastructure deployment, and requires the use of an expensive, non-standard connection device. Many competitors are seeking to optimize their infrastructure investment, but in doing so they are forcing the end user to embrace unacceptably high levels of change in user habits and unacceptably poor network performance.

         Wireless to space will be reaching the masses in 1998 and 1999 with bi-directional satellite service coming of age. At $3 per minute and low bandwidth these services will be targeted at emerging countries and very remote location users. They may, however, offer an alternative to private radio networks in the U.S.. Modems for these services are not yet available. Satellite service will always be slow communication to a broad audience so they will not be competition.

         Ardis and RAM rely on radio frequencies to transmit packet data over their proprietary nationwide networks. Ardis offers service in 410 MSAs; RAM offers it in 266. Like CDPD, a packet radio is best suited for short, bursty data transfers. RAM's network operates at 8 kbp/s, with actual throughput of 2.4 to 4.8 kbp/s. These services require proprietary modems for connection. These companies have built a proprietary infrastructure and will not be competition. CDPD and PCS is expected to effectively compete with these companies.

         PCS is short for Personal Communication Services, and in its simplest terms, is a combination of current devices: a cellular phone, a pager, and a small message screen with two-way communications in a small single device. The frequency spectrum for narrow-band PCS was bid in 1995, with Sprint, AT&T and AirTouch being the major winners. PCS is all digital, and requires about three times the number of towers as cellular. The PCS data rate is 7.2 kbp/s so it is targeted at a short messaging and voice marketplace. Broadband PCS ( intended to compete against cable) spectrum auctions will start later in 1996(11). The system requires a transmitter/receiver ground station, a roof-top antenna , interface electronics , and a set-top terminal, this very slow service will not be competition to mobiLAN(R).

         Wireless within a building is developed under the IEEE 802.11 standard. Basic rates are 1 and 2 Mbps with actual throughputs from 350 kbp/s to 1.2 Mbps.


-------------------------
(10) DataPro is a Boston based research firm specializing on data communication products and services.
(11) Schneiderman, Ron: Wireless Broad Market Awaits FCC Action, Wireless System Design July, 1996

         The following table compares the overall and per data bit costs of currently and planned telecommunication services. The massive cost savings offered by the Company's mobiLAN(R) system is dramatic. This offers a great opportunity for the Company to gain market share before competition can get into the market with comparable systems and services.

         The "New Infrastructure cost" column is the infrastructure cost developed in the reference to reach 5,000,000 (5 million) users. For mobiLAN(R) the cost estimate was developed by the Company.

----------------------------------------------------------------------------------------------------------------
Wireless Connection           New Infrastructure          Data Speed(13)      Application(14)  Consumer cost for
                              cost(12)                                                          1 megabyte file(15)
----------------------------------------------------------------------------------------------------------------
Wireless to Space

[GRAPHIC OMITTED]

-     Motorola Iridium                      $3.4B             6.4 Kbps                Voice                  N/A

-     Teledisic                             $ 40B              16 Kbps          5-10 Kbytes                 $120
----------------------------------------------------------------------------------------------------------------
Wireless to a Tower

[GRAPHIC OMITTED]

-     Ardis                                 $700M             4.8 Kbps           2-5 Kbytes                 $125

-     RAM                                   $400M             4.8 Kbps           2-5 Kbytes                 $180

-     CDPD                                  $440M              10 Kbps           2-5 Kbytes                 $ 60

-     PCS                                   $ 20B             4.8 Kbps (Less than)140 bytes                 $250
----------------------------------------------------------------------------------------------------------------
Wireless to a WAN

-     mobiLAN(R)                            $ 10M              1.5MBPS        LAN extension                $0.12

[GRAPHIC OMITTED]
----------------------------------------------------------------------------------------------------------------

DATA CARRIAGE

         Mobile Area Networks, Inc. has a major economic advantage because the mobiLAN(R) system is built on the unregulated structure of the data network (the private Intranet), not the regulated and tariffed public voice telephone network. The voice network is a multi-tiered regulated market and pricing structure. The local voice call is generally a fixed cost but varies by region, based mainly on competition. Legislation sets the rates at each hand-off between the Local Exchange Carriers (LECs) and the InterExchange Carriers (IXE or long distance). The hand-off cost from LEC to IXE and from IXE to LEC is about $0.05 on each call. The long distance (IXE) varies by distance, time of day, and competition. Currently voice connection costs for long distance calls range from $0.12 to $0.42 per minute. Surcharges are also added in public places to share revenue on public calls.


--------------------------------------
(12) Fowler, Joe: The Race to Global Information Super-Skyway. Pacific Electric, Wire and Cable Industry Report, January 6, 1996
(13) Gilder, George: ETHERSPHERE, Forbes Magazine, October 10, 1994
(14) Gareiss, Robin: Special Report/Wireless Data Services, Data Communication Magazine, March 21, 1995
(15) Mobile Area Networks, Inc.: Calculated from published pricing and published data rates.

         Much of the news media coverage in 1996 has been about the growing market for Competitive Access Providers (CAPs) that connect fiber optics directly to large buildings or institutions, and directly connect that fiber into the wide-area network. With this connection CAPS are able to eliminate the $0.05 charge on one end of the call and can thereby price under the LECs in their market. MFS Datanet is the largest CAP with local connection rights in Texas and many mid-western states. MFS Datanet now has over 5,000 buildings on their network.

         Data communications networks that are the infrastructure backbone of the Company's mobiLAN(R) service have a similar structure to the voice network. LECs provide a local data circuit to a wide-area network Point-of-Presence (POP) of the fiber based data network. The local hard wired connection is offered in discrete sizes: 64Kbps; 128Kbps; 256Kbps; 512Kbps; 896Kbps; 1024Kbps; 1.544Mbps; 45Mbps. The 1.544Mbps service is termed T-1 or DS1 and the 45Mbps service is termed DS3. DS is a data service classification.

         Comparing the Sprint DS1 data service versus a $0.20 per minute voice service shows that the cost on a per bit basis is about 1/250th in the data service versus the voice service.

         For example, if a user was spending $250 per month on data communications over conventional voice grade telephone circuits, the DS1 data communication cost to the Company to provide that service would be about $1.00. The Company may price that service to the user at $2.50 for a 99% savings to the user, and the Company would realize a gross profit of $1.50 (60% gross margin). In addition, the Company will realize a profit on the hardware (PC Card) and software sales, or lease to the user / employer, or add to the data transmission fee to amortize such costs or profits, and the Company would retain ownership of the equipment and software.

--------------------------------------------------------------------------------
MARKETING

         There are two basics concepts developed for the early marketing plan for Mobile Area Networks, Inc.. First is a concept termed "Customer Specified Relay Locations". Second is the early customer "self referencing", "small pond" concept.

CUSTOMER SPECIFIED RELAY LOCATIONS

         The Company will develop early customers with large mobile workforces. These customers will define the locations of mobiLAN(R) relays for data service they require to support their workforce and to justify deployment. For example, the first large customer may require coverage in six major cities at one or more of its offices and at either Hyatt or Hilton hotels and the American Airline clubs in those cities. The second customer may require three additional cities and a different hotel chain. The third customer may require two additional cities and stay at the same hotel as customer one or two.

         The cost and risk of infrastructure deployment is in small incremental steps, about $5,000 per hotel and $8,000 per airline club. So, unlike competition, who spends millions of dollars to get the first customer, the Company can grow incrementally in small steps.

         It is important to note that the hospitality traveler residence is well defined. By penetrating five major hotel chains, and two airline clubs, the Company can meet 75% of business travelers' laptop communications requirements. The estimated cost to do this is $10,000,000 ($10 million).

EARLY CUSTOMERS

         Early customers will be technologists looking for a jump on competition, but also will include those who also appreciate new technology for its own sake. They are "self-referencing" and believe they know enough about technology, and don't depend on other reference points or outside influence. If they do reference, they reference horizontally in their industry segment rather than vertically in their own company. These technology visionaries will begin with a pilot or beta test, which makes sense to them as they venture where no other has gone before.

         These visionary technologists generally are a "small pond" of customers. The early market customers for Mobile Area Networks, Inc. (having these two criteria, a large mobile workforce and visionary technologists), has focused attention on the Big Six accounting firms. Almost 100% of their workforce is mobile and they have pioneered new software technology (i.e. Price Waterhouse pioneered Lotus Notes, Deloitte & Touche pioneered audit software, Coopers & Lybrand developed TeleSim for the telecommunications industry, and KPMG has teamed with Integral and Hyperion for client server software).

         The Company has a unique benefit to the Big Six type accounting firms. Besides communicating from the laptop to an Access Point, mobiLAN(R) wireless technology will communicate peer-to-peer, or from laptop to laptop. Four tax auditors in a client conference room or in different remote file rooms could network among themselves wirelessly between laptops. This is very important to these firms and is a key part of a Big Six demonstration test. Because the Big Six firms want and can have wireless communication at the multiple offices of the client, at the hotel, at the airline club, and at home, mobiLAN(R) is everywhere they want to be.

         For companies who spend time at client sites for consulting work or vendor service, or installation of equipment or services, mobiLAN(R) allows users with the wireless cards the opportunity to establish peer-to-peer local area networks among small groups of people on site. This is a tremendous time and money saver in passing information and in printing. A printer can be attached to anyone's laptop and everyone can print.

         The Big Six firms combined have over 400,000 mobile workers. Penetrating these six firms could produce substantial annual revenue for Mobile Area Networks, Inc. while having those firms realize substantial savings.

         Through the audit, tax, accounting, and consulting services of these Big Six firms their clients will also become knowledgeable of the mobiLAN(R) service. It is believed that through the Big Six firms many additional customers will be captured.

--------------------------------------------------------------------------------
BUSINESS RELATIONSHIPS

         The Company has a contract for services from one of the largest installation, integration and leasing companies to install and service relay and communication services. This partner makes available to the Company and its customers over 150 support people.

         The Company also has a working agreement with a Big Six Accounting firm for the implementation and support of in-house installation and support of the Company's mobiLAN(R) network. This partner makes available to the Company and its customers , 300 support people.

         A leading software development firm is a contract vendor to Mobile Area Networks, Inc. and has perfected the billing software concept. This firm is a technical contractor to Mobile Area Networks, Inc. in the areas of billing, security, authentication, help desk development and network performance.

--------------------------------------------------------------------------------
INTELLECTUAL PROPERTY

         Mobile Area Networks, Inc. has integrated existing technologies of wireless communication, wide-area data networks, and security software products to develop a communication infrastructure. It is well known in the communications industry that one of the most difficult areas of technical competence (if not the most difficult) is billing for the service.

         Mobile Area Networks, Inc. has acquired a proprietary billing software capability consisting of:

         Method and means of billing for individuals sharing a public data service. Data service providers like Sprint, AT&T, MCI, WorldCom, and MFS can provide point-to-point data service and bill for the connection to that service. The connection price normally depends on the speed of the connection desired. That point-to-point connection charge and WAN connection charge is the only billing capability available from these carriers. mobiLAN(R) can provide an individual bill to a mobile user sharing a data service connection with many other users from many different data service connections during travel.

--------------------------------------------------------------------------------
REGULATORY AFFAIRS

         After careful review and research into the regulatory issues involved, The Company believes that its service offering will not be subject to regulatory review and FCC oversight.

There are two regulatory areas that relate to the mobiLAN(R) operation:

-         Use of radio spectrum

-         Provision of telecommunications service

         The FCC has proactively continued to affirm that the 2.4GHz spectrum will not be regulated or the spectrum auctioned. The 2.4GHz spectrum is unique in that this frequency wavelength is 1/2 dipole length of the water molecule, and consequently the frequency of every microwave oven on the planet. (The microwave shakes and thereby heats the water molecules in food and beverage).There are already over 330,000 wireless LANs installed using the frequency (not to mention millions of microwaves), so the industry (and the public) would very much oppose any change in the regulation of this frequency.

         Calls that start and end locally are regulated by the state public utility commissions; calls that cross state lines are regulated by the Interstate Commerce Clause of the Constitution. CompuServe is in a similar position as Mobile Area Networks, Inc. in regulation, and has not attracted regulation. However, It does not provide communication services on a large scale and as a primary business, as the Company intends to do. The exploding Internet growth is in a similar area of regulation and is being promoted by the Federal Government without regulation. The Company can therefore cite strong precedence against regulation.

--------------------------------------------------------------------------------
PRICING

         Pricing of the Mobile Area Networks, Inc. service is expected to be a dynamic issue. The initial rate will be $50 per month per user which compares very favorably with the much slower speed service (telephone line modems) presently widely used in the market.

         Fixed rate billing was selected for two reasons. First, Internet Service Providers (ISPs) did not experience explosive growth under variable rate billing (i.e. $ per hour of use). Only after fixed rate pricing was introduced did the Internet service explode. Secondly, Intranet cannot provide detailed billing information. Intranet pricing is simply based on the speed of the connection port selected so no time or data volume billing information is available per user. The Company has acquired a proprietary billing concept that will be protected by the company. It will allow further reduction in fees (or credit for other services or hardware/software services) for low volume users until they are only amortizing the cost of their hardware and software plus a profit to the Company.

--------------------------------------------------------------------------------
                             DESCRIPTION OF PROPERTY
--------------------------------------------------------------------------------

         The Company plans to conduct its operations through offices leased in Dallas, Texas and Heathrow, Florida. The Company's requirements for physical facilities are minimal.

--------------------------------------------------------------------------------
                                   MANAGEMENT
--------------------------------------------------------------------------------

(A)      DIRECTORS:

         At the present time, the Company's Board of Directors consists of four members:

         WILLIAM J. REID, age 56, a founder, has been a Director of the Company since its incorporation in May 22, 1996. Mr. Reid was President and a Director of Plancom (1994-1996), a network and communications consulting company. Mr. Reid was President of Management Sciences Co., a company that specializes in competitive business improvement in sales and marketing operations and driving that improvement into corporate strategic initiatives. Mr. Reid was President of Mizar, Inc. a Dallas company that manufactured and sold specialized high-speed computer engines for communication and control systems. He was General Manager for the Data Communication Division of Harris Corporation ($2.2B) and was responsible for all Harris data communication equipment sold to Fortune 1000 companies world-wide. He resides in Dallas, Texas.

         GEORGE E. WIMBISH, age 52 is a founder and has been a Director of the Company since November 3, 1996. He is a successful private investor with over 20 years of experience in acquisitions/mergers and company startups. He has operated 5 companies as CEO in wholesaling, manufacturing, and direct marketing. His most recent position was CEO of a financial services company. In 1984 he was a qualified candidate for the U.S. Senate and has personally lobbied the U.S. Senate. He has experience with regulatory agencies including Underwriters Laboratory and the Nuclear Regulatory Agency. He resides in Heathrow, Florida.

         DR. ROBERT M. GOOD, age 59, is a founder and has been a Director of the Company since November 3, 1996. He has been a successful private investor and entrepreneur for the past 8 years. He is licensed stock broker. He had a successful dental practice in Long Island, New York. Dr. Good has been President and Vice President of numerous companies. He was an Army Officer. Dr. Good resides in Heathrow, Florida.

         JAMES R. LEONE, age 53, is a practicing attorney and has had his own law firm, James R. Leone & Assoc.,P.A. since 1985, concentrating in the fields of securities and corporate law. Previously, Mr. Leone was briefly with Gray, Harris & Robinson in Orlando, FL (1984-1985) and with Quinn, Jacobs, Barry and Miller in Chicago, IL. Until 1981 Mr. Leone was a financial attorney and financial analyst with the Securities and Exchange Commission in Washington, D.C.. Mr. Leone resides in Longwood, Florida.

(B)      PERSONS NOMINATED OR CHOSEN TO BECOME DIRECTORS:

         At the present time, no other person, other than those listed above, has been chosen or nominated to become a Director of the Company; however, the Company is constantly looking for qualified individuals to serve on the Board.

(C)      EXECUTIVE OFFICERS AND PERSONS CHOSEN TO BECOME EXECUTIVE OFFICERS:

         At present, the Company's Executive Officers consist of its Directors, mentioned above, Mr. William Reid as President and CEO, Mr. George E. Wimbish as Chairman, Dr. Robert M. Good as Treasurer and James R. Leone as Secretary. It is anticipated that additional officers will be added, including a Chief Financial Officer and General Sales Manager.

 (D)     CERTAIN LEGAL PROCEEDINGS:

         The Company is not aware of any legal proceedings within the last five years against any Director, Officer, Significant Employee, or Candidate for any such position involving a petition under the Bankruptcy Act or any State insolvency law or of any receiver, fiscal agent or similar officer appointed by a court for the business or property of such person or any partnership in which he was general partner or within 2 years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; nor is the Company aware of any of the above-mentioned persons being convicted in a criminal proceeding, except as follows:

         On August 14, 1995 James R. Leone & Assoc., P.A., a Florida professional corporation, filed a Chapter 13 reorganization petition in the Bankruptcy Court in Orlando, Florida. Its Plan of Reorganization is scheduled for a confirmation hearing on January 14, 1997. A director of the company, James
R. Leone, is the sole shareholder, officer and director of the corporation.

         On June 18, 1996 in a negotiated settlement to leave the employment of Plancom, Inc., William J. Reid agreed to a permanent restraining order of the 14th District Court, Dallas County, Texas for one (1) year not to call on the suppliers and investors of Plancom, Inc. None of the Company's suppliers or investors violate this restraining order. The Agreed Permanent Injunction and Release of Bond dated June 18, 1996 and the attached Intellectual Property Rights Assignment dated may 1, 1996, provide that (1) all mobile area network inventions, improvements, procedure and techniques conceived by Mr. Reid through May 15, 1997 belong to Plancom, Inc., his former employer; and (2) he is prohibited from interfering in any way with his intellectual property assigned to Plancom Inc., which includes the foregoing and certain materials be returned to Plancom, namely all business plans, operating plans, financial information and preesentations relating to Plancom Inc. and its affiliate Launch Tech existing on June 18, 1996. Mr. Reid has advised the Company that he has not interfered and that virtually all such materials were in the public domain and not subject to trade secret restrictions.

--------------------------------------------------------------------------------
                           REMUNERATION OF MANAGEMENT
--------------------------------------------------------------------------------

         (a) The Company's current policy is that Directors serve without compensation; however, in the future, it may be in the Company's best interests to compensate Directors in a manner that will attract the most qualified people to serve on the Company's Board. The Officers of the Company also serve at the present time without compensation, except as follows: William J. Reid, President and CEO, will be paid $11,000 per month ($132,000 per year) beginning January 1, 1997.

--------------------------------------------------------------------------------
              SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY
                                    HOLDERS
--------------------------------------------------------------------------------

         (a) The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 15, 1996, with respect to each director and officer and any person who is known to the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock. Also set forth in the table is the beneficial ownership of all shares held by all directors and officers, individually and as a group.

--------------------------------------------------------------------------------

(1)                        (2)                       (3)               (4)
Name and address           Amount owned              Percent           Percent  after
of owner                                                               Maximum


                                                        Offering
-------------------------------------------------------------------------------
William J. Reid                 2,300,000        45.1%     36.5%
7819 Pencross Lane
Dallas, Texas 75248

George E. Wimbish               2,300,000        45.1%     36.5%
1279 Regency Place
Heathrow, Fl 32746

Dr. Robert M. Good                500,000         9.8%      7.9%
1282 Regency Place
Heathrow, Fl 32746

James R. Leone                      1,000        .002%     .002%
452 Osceola Street, Suite 211
Altamonte Springs, FL 32701
-------------------------------------------------------------------------------

         (b) To the knowledge of the issuer, no other person holds or shares the power to vote or direct the voting of securities described pursuant to subsection (a) above. No other person holds shares or the power to vote 5% or more of the issuer's voting securities. However, see part (d) below as to voting restrictions/supermajority vote requirements and as to purchase options.

         (c) The issuer has no outstanding non-voting securities. The Company is authorized to issue up to 10,000,000 (10 million) shares of non-voting preferred stock.

         (d) Messrs. Reid, Wimbish and Good entered into a November 8, 1996 Stock Transfer Restriction and Shareholder Agreement with the Company. It restricts stock transfers, charter amendments, mergers, stock issuance, dissolution, change of officer or director, or compensation, without unanimous (100%) consent. Thus each of them has a veto and the Company may not take any such action without meeting any demands that they may make, whether or not related to such action. Further any transfer not permitted by and made subject to the Agreement, and death, divorce or partition of community property, creates a purchase option for 60 days for the Company, then 30 days for the other shareholders.

--------------------------------------------------------------------------------
            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------


         All transactions during the previous two years and any presently proposed transaction to which the issuer is a party in which any person having a relationship with the issuer has a direct or indirect material interest are the following transactions, and no others: none.

--------------------------------------------------------------------------------
                             SECURITIES DESCRIPTION
--------------------------------------------------------------------------------

         The Company is offering only common stock in this offering.

--------------------------------------------------------------------------------
COMMON STOCK

           The Company is authorized to issue up to 10,000,000 (ten million) shares of Common Stock no par value. Approximately 5,300,000 shares have been issued to 10 persons as of the date of this Prospectus. Each holder of Common Stock is entitled to one vote for each share held of record on each matter to be voted on by stockholders except as may otherwise be provided by law.

         Subject to any preferences which may be granted to the holders of Preferred Stock issued in the future, each holder of Common Stock is entitled to receive ratably such dividends as may be declared by the Board of Directors from funds legally available. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to share ratability in all the assets after payment of all creditors, subject to the rights of any Preferred Stock then outstanding. The Common Stock does not have cumulative voting rights or preemptive purchase rights.

--------------------------------------------------------------------------------
 PREFERRED STOCK

         The Company is authorized to issue up to 10,000,000 (ten million) shares of Preferred Stock, no par value, with terms determined by the Board of Directors in such matters as preference (if any), in dividends, or liquidation, voting, redemption, or other preferential rights. The Company currently has no plans to issue shares of Preferred Stock. The issuance of shares of Preferred stock under certain circumstances could have the effect of delaying or preventing a change of control of the Company or other corporate action.

--------------------------------------------------------------------------------
TRANSFER AGENT AND REGISTRAR

         The Company currently acts as its own Transfer Agent and Registrar for its Common Stock.

--------------------------------------------------------------------------------
                                  LEGAL MATTERS
--------------------------------------------------------------------------------

         The law firm of JAMES R. LEONE & ASSOC., P.A. has provided its legal opinion as to certain matters relating to the issuance of the shares pursuant to applicable securities laws. This Prospectus has been prepared by the Company's management and its advisers and has been reviewed by the law firm of JAMES R. LEONE & ASSOC., P.A.. The law firm's sole shareholder, director and officer, James R. Leone, is a Director of the Company. Neither he nor the Company's management believes there is a significant conflict of interest in having all such positions, in regard to his integrity and lack of bias in issuing the opinion letter referred to above.

                        INDEX TO FINANCIAL STATEMENTS OF
                           MOBILE AREA NETWORKS, INC.
                          (A Development Stage Company)



Independent Auditors' Report                                                                              F-2

Financial Statements:

         Balance Sheet                                                                                    F-3

         Statement of Operations                                                                          F-4

         Statement of Stockholders' Equity                                                                F-5

         Statement of Cash Flows                                                                          F-6

Notes to Financial Statements                                                                             F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Mobile Area Networks, Inc.:

We have audited the accompanying balance sheet of Mobile Area Networks, Inc. (a development stage company) as of December 12, 1996, and the related statements of operations, stockholders' equity, and cash flows for the period from May 23, 1996 (date of inception) through December 12, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobile Area Networks, Inc. (a development stage company) as of December 12, 1996, and the results of its operations and its cash flows for the period from May 23, 1996 (date of inception) through December 12, 1996, in conformity with generally accepted accounting principles.

/S/ James, Parks, Tshopp & Whitcomb, P.A.

December 13, 1996

                           MOBILE AREA NETWORKS, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                December 12, 1996


                             ASSETS
Current assets:
    Cash                                                                                                $    133,364
                                                                                                        ------------
                   Total current assets                                                                      133,364
                                                                                                        ------------

Intangible assets                                                                                             15,258
                                                                                                        ------------
                                                                                                        $    148,622

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                                                    $     17,468
                                                                                                        ------------

                   Total current liabilities                                                                  17,468
                                                                                                        ------------
Stockholders' Equity:

    Common stock, no par value, authorized 10,000,000 shares, issued and outstanding
         5,189,700.                                                                                          140,000
    Stock subscription receivable                                                                             (2,300)
    Deficit accumulated during the development stage                                                          (6,546)
                                                                                                        ------------

                   Total stockholders' equity                                                                131,154
                                                                                                        ------------
                                                                                                        $    148,622
                                                                                                        ============

See accompanying notes to financial statements.

                           MOBILE AREA NETWORKS, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

     Period from May 23, 1996 (date of inception) through December 12, 1996

Revenues                                                                                             $        -
                                                                                                     ----------



Costs and expenses:

     Product development and marketing                                                                    1,546
     General and administrative                                                                           5,000
                                                                                                     ----------
                 Total costs and expenses                                                            $    6,546
                                                                                                     ----------

                 Net loss                                                                            $    6,546
                                                                                                     ==========






See accompanying notes to financial statements.

                           MOBILE AREA NETWORKS, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

     Period from May 23, 1996 (date of inception) through December 12, 1996


                                                        COMMON  STOCK                  STOCK                             TOTAL
                                                        -------------               SUBSCRIPTION       ACCUMULATED   STOCKHOLDERS'
                                                      SHARES          AMOUNT         RECEIVABLE           DEFICIT        EQUITY
                                                      ------          ------         ----------           -------        ------
Common stock issued in exchange for
   services                                              1,000        $    1,000        -                   -             1,000

Common stock issued for cash                         5,188,700           139,000     (2,300)                -           136,700

Net loss                                                 -                 -            -                (6,546)         (6,546)
                                                     ---------        ----------     ------              ------         -------
Balances at December 12, 1996                        5,189,700        $  140,000     (2,300)             (6,546)        131,154
                                                     =========        ==========     ======              ======         =======





See accompanying notes to financial statements.

                           MOBILE AREA NETWORKS, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

     Period from May 23, 1996 (date of inception) through December 12, 1996

Cash flows from operating activities:
     Net loss                                                                  $   (6,546)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
        Change in operating assets and liabilities:

           Accounts payable                                                        17,468
                                                                               ----------
                  Net cash used in operating activities                            10,922
                                                                               ----------

Cash flows from investing activities:

     Patent acquisition costs                                                     (15,258)
                                                                               ----------
                  Net cash used in investing activities                           (15,258)
                                                                               ----------

Cash flows from financial activities:

     Proceeds from issuance of common stock                                       137,700
                                                                               ----------
                  Net cash provided by financing activities                       137,700
                                                                               ----------

                  Net increase in cash                                            133,364

Cash at May 23, 1996 (date of inception)
                                                                                     -
                                                                               ----------
Cash at December 12, 1996                                                      $  133,364
                                                                               ==========





See accompanying notes to financial statements.

                           MOBILE AREA NETWORKS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

        Period from May 23, 1996 (date of inception) to December 12, 1996

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) NATURE OF DEVELOPMENT STAGE OPERATIONS

      Mobile Area Networks (the Company) was incorporated on May 23, 1996 in the state of Texas for the purpose of providing all aspects of data communication including LAN-speed data connectivity service to remote home-office network services and to the Internet from frequently traveled routes and places such as hotels and airports. Unlike a modem connection, no cord or phone line connection is necessary.

      Operations of the Company through the date of these financial statements have been devoted primarily to product development and marketing, raising capital, and administrative activities.

  (B) INTANGIBLE ASSETS

      Intangible assets consist of patents which will be amortized over their estimated useful life, not to exceed seventeen years, using the straight-line method once planned principal operations have commenced.

  (C) INCOME TAXES

      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.

      Development stage operations for the period ended December 12, 1996 resulted in a net operating loss. It is uncertain whether any tax benefit of net operating loss will be realized in future periods. Accordingly, no income tax provision has been recognized in the accompanying financial statements.

  (D) USE OF ESTIMATES

      Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
                                   PROJECTIONS
--------------------------------------------------------------------------------

         The following projected financial statements are forward-looking statements and are subject to Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934. These statements were prepared to qualify under the applicable Safe Harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

         Mobile Area Networks, Inc. is a communication service provider for traveling professionals and as such has some of the characteristics of a traditional communication service providers like AT&T, MCI and Sprint in that certain investments in infrastructure development have to be made before the service has enough coverage to be of value to users of the service. Mobile Area Networks, Inc. overlays a significant existing infrastructure of fiber optic networks and copper wire networks but has to establish the last 600 feet of connectivity. Mobile Area Networks, Inc. believes that this 600 feet infrastructure development can be matched to the specific requirements of large customers as described in Description of Business --Marketing, page 18.

         Two factors in this infrastructure development are the most significant factors in the financial needs and results of the Company; as follows:

                  1. The initial installation of hardware and software will constitute the 600 feet infrastructure to sell the large customers. The financial forecast shown has the assumption that four (4) sites (hotels and airline clubs) are the required marketing threshold. This assumption has not been tested.

                  2. The Company believes that the 600 feet infrastructure deployment can be matched to the requirements of the increasing customer base. For example, the assumption is made that Mobile Area Networks, Inc. can justify its value to 1,500 users with 28 sites installed and can justify its value to 10,000 users with 265 sites installed, and can justify its value to 514,000 users with 3,726 sites installed. This assumption has not been tested.

         If these assumptions are accurate, modest infrastructure development (less than $10 million) is required over a three (3) year period. If a much larger infrastructure development is required, additional capital may be needed. Some infrastructure development could be handled by debt financing or by customers pre-payments against expected massive cost savings (i.e., repayment in months, not years) but this is not assumed in these forwarding-looking statements.

         The Year 1, Year 2, Year 3, projected financial results are in line with customer development. It may be desirable to develop infrastructure earlier to attract more customers. Earlier infrastructure development will require substantially more capital than illustrated in the next pages.

--------------------------------------------------------------------------------
SUMMARY PROJECTED FINANCIAL STATEMENTS

         The following table summarizes a set of forward-looking market and financial results based on the financial assumptions discussed in this section.

                               Year 1                        Year 2                         Year 3
                   Qtr 1   Qtr 2   Qtr 3  Qtr 4   Qtr 1  Qtr 2   Qtr 3  Qtr 4   Qtr 1  Qtr 2     Qtr 3    Qtr 4
                     -------------------------------------------------------------------------------------------
Network Users        100   1,500   6,575 10,000  11,500 23,131  35,179 59,127 102,171 176,551  305,081   514,000

Network Sites          4      28     115    265     329    754   1,093  1,495   1,953  2,481     3,072     3,726

Revenue ($000's)      29     763   2,443  3,742   4,797  5,733   7,157  9,698  14,622 23,083    37,703    62,374

Profit ($000's)     -329    -535    -335   -455  -1,122 -1,869  -2,463 -2,579    -982  3,784    14,128    33,665



Other Financial assumptions:

Network Services net revenue at $45 per user.

No significant user churn in the three year period.

Product resale of cards and Access Points at $550 and $1495 respectively per user.

Network costs: $492 T-1 LEC; $1360 WAN Port; $189 CPE; $200 Maintenance; Declines 20% over three years.

Product resale has a 20% margin.

Network Installation labor and material $1500 per site.

Hardware installation per site is $2800 (2 Access Points).

Billing Development is a quote from Software Developer

------------------------------------------------------------------------------------------------------------------------------------
YEAR 1 PROJECTIONS
                                       Month 1      Month 2      Month 3      Month 4      Month 5      Month 6
Revenue
            Network Services                  0            0        4,500        6,750        9,000       67,500
            Product Resale                4,000            0       20,000       40,000      240,000      400,000

Cost of Goods Sold
            Network                       8,964        8,964        8,964       11,205       29,133       62,748
            Products                      3,200            0       16,000       32,000      192,000      320,000
            Network Installation          6,000            0            0        1,500       12,000       22,500
            Hardware                          0       11,200            0            0        2,800       22,400

Gross Profit                             -8,164       -8,964         -464        3,545       27,867       84,752

Expenses
Sales
            Hospitality Sales                                      29,000       29,000       29,000       29,000
            Information Tech Sales                                              29,000       29,000       29,000
            Travel                                                              31,900       31,900       31,900

Engineering
            Billing Development                       15,000       15,000
            Technical Support             2,500        5,000        5,000       10,000       30,000       30,000
            Installation Support          6,000            0            0        1,500       12,000       22,500
            Hardware                     15,000       12,000       12,000        2,500        1,500        1,500

G&A
            Mgmt Salaries                32,500       32,500       32,500       32,500       32,500       32,500
            Administration                3,200        3,200        3,200        3,200        3,200        3,200
            Benefits                     14,245       15,120       25,270       37,170       45,045       45,045
            Rent                          3,600        3,600        3,600        3,600        3,600        3,600
            Promotion                                  3,000            0            0           90          135
            Travel                        3,500        3,500        3,500        3,500        3,500        3,500
            Utilities                       300          300          300          300          300          300
            Phone                           250          250          250          250          250          250

Finance
            Accounting                    2,500        2,500        2,500        2,500        5,000        5,000

Total Expenses                           83,595       95,970      132,120      186,920      226,885      237,430

Net Profit                              -91,759     -104,934     -132,584     -183,375     -199,018     -152,678

Cum Profit                              -91,759     -196,693     -329,277     -512,652     -711,670     -864,348
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
YEAR 1 PROJECTIONS
                                       Month 7      Month 8      Month 9      Month 10     Month 11     Month 12     Total
Revenue
            Network Services             90,000      257,289      295,882      340,265      391,304      450,000    1,912,490
            Product Resale              480,000      600,000      720,000      800,000      880,000      880,000    5,064,000

Cost of Goods Sold
            Network                     112,050      177,039      257,715      354,078      466,128      593,865    2,090,853
            Products                    384,000      480,000      576,000      640,000      704,000      704,000    4,051,200
            Network Installation         33,000       43,500       54,000       64,500       75,000       85,500      397,500
            Hardware                     42,000       61,600       81,200      100,800      120,400      140,000      582,400

Gross Profit                             73,950      200,250      182,167      146,187      101,176       32,135      834,437

Expenses
Sales
            Hospitality Sales            29,000       29,000       29,000       29,000        7,083        7,083      246,167
            Information Tech Sales       29,000       29,000       29,000       29,000        7,083        7,083      217,167
            Travel                       31,900       31,900       31,900       31,900        7,792        7,792      238,883

Engineering
            Billing Development                                                                                        30,000
            Technical Support            30,000       30,000       30,000       30,000       30,000       30,000      262,500
            Installation Support         33,000       43,500       54,000       64,500       75,000       85,500      397,500
            Hardware                      1,500        1,500        1,500        1,500        1,500        1,500       53,500

G&A
            Mgmt Salaries                32,500       32,500       32,500       32,500       32,500       32,500      390,000
            Administration                6,500        6,500        6,500        6,500        6,500        6,500       58,200
            Benefits                     46,200       46,200       46,200       46,200       30,858       30,858      428,412
            Rent                          3,600        3,600        3,600        3,600        3,600        3,600       43,200
            Promotion                       180        1,350        1,800        5,146        5,918        6,805       24,424
            Travel                        3,500        3,500        3,500        3,500        3,500        3,500       42,000
            Utilities                       300          300          300          300          300          300        3,600
            Phone                           250          250          250          250          250          250        3,000

Finance
            Accounting                    5,000        5,000        5,000        5,000        5,000        5,000       50,000

Total Expenses                          252,430      264,100      275,050      288,896      216,884      228,272    2,488,552

Net Profit                             -178,480      -63,850      -92,883     -142,709     -115,708     -196,137   -1,654,115

Cum Profit                           -1,042,828   -1,106,678   -1,199,561   -1,342,270   -1,457,978   -1,654,115
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
YEAR 2 PROJECTIONS

                                      Month 13     Month 14     Month 15     Month 16     Month 17     Month 18
Revenue
            Network Services            517,500      595,125      684,394      787,053      905,111    1,040,877
            Product Resale            1,000,000    1,000,000    1,000,000    1,000,000    1,000,000    1,000,000

Cost of Goods Sold
            Network                     658,000      800,000      956,000    1,126,000    1,310,000    1,508,000
            Products                    800,000      800,000      800,000      800,000      800,000      800,000
            Network Installation         96,000      106,500      117,000      127,500      138,000      148,500
            Hardware                    179,200      198,800      218,400      238,000      257,600      277,200

Gross Profit                             59,500       -4,875      -71,606     -138,947     -204,889     -267,123

Expenses
Sales
            Hospitality Sales            29,000       29,000       29,000       29,000       29,000       29,000
            Information Tech             29,000       29,000       29,000       29,000       29,000       29,000
            Sales
            Travel                       31,900       31,900       31,900       31,900       31,900       31,900

Engineering
            Billing
            Development
            Technical Support            30,000       45,000       45,000       45,000       45,000       45,000
            Installation Support         96,000      106,500      117,000      127,500      138,000      148,500
            Hardware                      1,500        1,500        1,500        1,500        1,500        1,500

G&A
            Mgmt Salaries                32,500       59,000       59,000       59,000       59,000       59,000
            Administration                6,500        6,500        6,500        6,500        6,500        6,500
            Benefits                     44,867       58,941       58,474       58,002       57,541       57,105
            Rent                          3,600        3,600        3,600        3,600        3,600        3,600
            Promotion                    10,350       11,903       13,688       15,741       18,102       20,818
            Travel                        3,500        3,500        3,500        3,500        3,500        3,500
            Utilities                       300          300          300          300          300          300
            Phone                           250          250          250          250          250          250

Finance
            Accounting                    1,190          -98       -1,432       -2,779       -4,098       -5,342

Total Expenses                          320,457      386,796      397,280      408,014      419,095      430,630

Net Profit                             -260,957     -391,671     -468,886     -546,962     -623,984     -697,753

Cum Profit                           -1,915,071   -2,306,742   -2,775,628   -3,322,590   -3,946,574   -4,644,327
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
YEAR 2 PROJECTIONS

                                      Month 19     Month 20     Month 21     Month 22     Month 23     Month 24     Total
Revenue
            Network Services          1,197,009    1,376,560    1,583,044    1,820,501    2,217,251    2,660,701   15,385,126
            Product Resale            1,000,000    1,000,000    1,000,000    1,000,000    1,000,000    1,000,000   12,000,000

Cost of Goods Sold
            Network                   1,720,000    1,946,000    2,186,000    2,440,000    2,708,000    2,990,000   20,348,000
            Products                    800,000      800,000      800,000      800,000      800,000      800,000    9,600,000
            Network Installation        159,000      169,500      180,000      190,500      201,000      211,500    1,845,000
            Hardware                    296,800      316,400      336,000      355,600      375,200      394,800    3,444,000

Gross Profit                           -322,991     -369,440     -402,956     -419,499     -290,749     -129,299   -2,562,874


Expenses
Sales
            Hospitality Sales            29,000       29,000       29,000       29,000       29,000       29,000      348,000
            Information Tech             29,000       29,000       29,000       29,000       29,000       29,000      348,000
            Sales
            Travel                       31,900       31,900       31,900       31,900       31,900       31,900      382,800

Engineering
            Billing
            Development
            Technical Support            45,000       45,000       45,000       45,000       45,000       45,000      525,000
            Installation Support        159,000      169,500      180,000      190,500      201,000      211,500    1,845,000
            Hardware                      1,500        1,500        1,500        1,500        1,500        1,500       18,000

G&A
            Mgmt Salaries                59,000       59,000       59,000       59,000       59,000       59,000      681,500
            Administration                6,500        6,500        6,500        8,750        8,750        8,750       84,750
            Benefits                     56,714       56,389       56,154       56,826       57,727       58,857      677,597
            Rent                          3,600        3,600        3,600        3,600        3,600        3,600       43,200
            Promotion                    23,940       27,531       31,661       36,410       44,345       53,214      307,703
            Travel                        3,500        3,500        3,500        3,500        3,500        3,500       42,000
            Utilities                       300          300          300          300          300          300        3,600
            Phone                           250          250          250          250          250          250        3,000

Finance
            Accounting                   -6,460       -7,389       -8,059       -8,390       -5,815       -2,586      -51,257

Total Expenses                          442,744      455,581      469,306      487,146      509,057      532,785    5,258,892

Net Profit                             -765,735     -825,021     -872,262     -906,645     -799,806     -662,084   -7,821,766

Cum Profit                           -5,410,062   -6,235,083   -7,107,345   -8,013,990   -8,813,797   -9,475,881
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
YEAR 3 PROJECTIONS

                                      Month 25      Month 26     Month 27    Month 28     Month 29     Month 30
Revenue
           Network Services           3,192,841    3,831,409    4,597,691    5,517,229    6,620,675    7,944,810
           Product Resale             1,000,000    1,000,000    1,000,000    1,000,000    1,000,000    1,000,000

Cost of Goods Sold
           Network                    3,450,300    3,761,100    4,101,300    4,456,200    4,825,800    5,210,100
           Products                     800,000      800,000      800,000      800,000      800,000      800,000
           Network Installation         222,000      232,500      243,000      253,500      264,000      274,500
           Hardware                     414,400      434,000      453,600      473,200      492,800      512,400

Gross Profit                            -57,459      270,309      696,391    1,261,029    1,994,875    2,934,710

Expenses
Sales
           Hospitality Sales             29,000       44,000       44,000       44,000       44,000       44,000
           Information Tech              29,000       44,000       44,000       44,000       44,000       44,000
           Sales
           Travel                        31,900       48,400       48,400       48,400       48,400       48,400

Engineering
           Billing
           Development
           Technical Support             45,000       58,000       58,000       58,000       58,000       58,000
           Installation Support         222,000      232,500      243,000      253,500      264,000      274,500
           Hardware                       1,500        1,500        1,500        1,500        1,500        1,500

G&A
           Mgmt Salaries                 32,500       58,000       58,000       58,000       58,000       58,000
           Administration                11,667       11,667       11,667       11,667       11,667       11,667
           Benefits                      51,106       77,375       80,358       84,311       89,447       96,026
           Rent                           3,600        3,600        3,600        3,600        3,600        3,600
           Promotion                     63,857       76,628       91,954      110,345      132,414      158,896
           Travel                         3,500        3,500        3,500        3,500        3,500        3,500
           Utilities                        300          300          300          300          300          300
           Phone                            250          250          250          250          250          250

Finance
           Accounting                    -1,149        5,406       13,928       25,221       39,898       58,694

Total Expenses                          524,030      665,127      702,456      746,592      798,975      861,333

Net Profit                             -581,489     -394,817       -6,065      514,437    1,195,900    2,073,377

Cum Profit                          -10,057,371  -10,452,188  -10,458,253   -9,943,816   -8,747,916   -6,674,538
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
YEAR 3 PROJECTIONS

                                      Month 31      Month 32     Month 33    Month 34     Month 35     Month 36      Total
Revenue
           Network Services           9,533,773   11,440,527   13,728,632   16,474,359   19,769,231   23,130,000  125,781,179
           Product Resale             1,000,000    1,000,000    1,000,000    1,000,000    1,000,000    1,000,000   12,000,000

Cost of Goods Sold
           Network                    5,609,100    6,022,800    6,451,200    6,894,300    7,352,100    7,824,600   65,958,900
           Products                     800,000      800,000      800,000      800,000      800,000      800,000    9,600,000
           Network Installation         285,000      295,500      306,000      316,500      327,000      337,500    3,357,000
           Hardware                     532,000      551,600      571,200      590,800      610,400      630,000    6,266,400

Gross Profit                          4,124,673    5,617,727    7,477,432    9,780,059   12,617,131   15,505,400   62,222,279

Expenses
Sales
           Hospitality Sales             44,000       44,000       44,000       44,000       44,000       44,000      513,000
           Information Tech              44,000       44,000       44,000       44,000       44,000       44,000      513,000
           Sales
           Travel                        48,400       48,400       48,400       48,400       48,400       48,400      564,300

Engineering
           Billing Development
           Technical Support             58,000       58,000       58,000       58,000       58,000       58,000      683,000
           Installation Support         285,000      295,500      306,000      316,500      327,000      337,500    3,357,000
           Hardware                       1,500        1,500        1,500        1,500        1,500        1,500       18,000

G&A
           Mgmt Salaries                 58,000       58,000       58,000       58,000       58,000       58,000      670,500
           Administration                11,667       11,667       11,667       11,667       11,667       11,667      140,000
           Benefits                     104,356      114,807      127,825      143,944      163,803      184,021    1,317,381
           Rent                           3,600        3,600        3,600        3,600        3,600        3,600       43,200
           Promotion                    190,675      228,811      274,573      329,487      395,385      462,600    2,515,624
           Travel                         3,500        3,500        3,500        3,500        3,500        3,500       42,000
           Utilities                        300          300          300          300          300          300        3,600
           Phone                            250          250          250          250          250          250        3,000

Finance
           Accounting                    82,493      112,355      149,549      195,601      252,343      310,108    1,244,446

Total Expenses                          935,742    1,024,689    1,131,163    1,258,749    1,411,747    1,567,446   11,628,050

Net Profit                            3,188,931    4,593,038    6,346,269    8,521,310   11,205,384   13,937,954   50,594,229

Cum Profit                           -3,485,608    1,107,430    7,453,700   15,975,010   27,180,393   41,118,348
====================================================================================================================================

--------------------------------------------------------------------------------
                             SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

         INVESTOR SUBSCRIPTION AGREEMENT FOR MOBILE AREA NETWORKS, INC.

Persons interested in purchasing shares of the Common Stock of MOBILE AREA NETWORKS, INC. must return this completed Subscription Agreement along with their wire transfer, check or money order for their total payment, payable only to: MOBILE AREA NETWORKS, INC., 120 INTERNATIONAL PARKWAY, SUITE 220, HEATHROW, FLORIDA 32746. (http://www.mobilearea.net).

If and when accepted by MOBILE AREA NETWORKS, INC., a Texas corporation (the "Company"), this Subscription Agreement shall constitute a subscription for shares of Common Stock, no par value per share, of the Company. The minimum investment is $1,450 (100 shares). An accepted copy of this Agreement will be returned to you as your receipt, and a stock certificate will be issued to you shortly thereafter.

Method of Payment: (CIRCLE ONE ) Check , Money Order or Wire ( fax for instructions) payable only to: "MOBILE AREA NETWORKS, INC.".

--------------------------------------------------------------------------------

I hereby irrevocably tender this Subscription Agreement for the purchase of _______ shares at $14.50 per share. With this subscription Agreement, I tender payment in the amount of $ _______ ($14.50 per share) for the shares subscribed.

In connection with this investment in the Company, I represent and warrant as follows:

      (a) Prior to tendering payment for the shares, I received the Company's Prospectus dated December 20, 1996.

      (b)   I am a bona fide resident of the state of ________________________.

Please register the shares which I am purchasing as follows:

1.       INDIVIDUAL(S) -- if more than one owner, please issue as follows:

/ /      Tenants-in-Common (all parties must sign -- each investor has an undivided interest)
/ /      Joint Tenants with Right of Survivorship (all parties must sign Joint ownership)
/ /      Minor with adult custodian under the Uniform Gift to Minors Act in your state
                      (the minor will have sole beneficial ownership)




--------------------------------------------------------------------------------


-----------------------------------------                -----------------------------------------
INVESTOR NO. 1 (print name above)                        INVESTOR NO. 2 (print name above)

-----------------------------------------                -----------------------------------------
Street (residence address)                               Street (residence address)

-----------------------------------------                -----------------------------------------
City           State              Zip                    City            State                Zip

(   )               (    )        (   )                  (   )               (    )        (   )
-----------------------------------------                -----------------------------------------
Phones: Home        Business      Fax                    Phones: Home        Business       Fax

-----------------------------------------                -----------------------------------------
Social Security Number                                   Social Security Number

-----------------------------------------                -----------------------------------------
Signature                                                Signature

-----------------------------------------                -----------------------------------------
Date                                                     Date

2.       ENTITY                                                3.       TRUST

         / /  Corporation (authorized agent of cor-                      / /      Trust (all trustees must sign)
poration must sign)
         / /      Existing Partnership (at least one           -------------------------------------------------------
partner must sign)                                             Trustee (print name above)

----------------------------------------------------           -------------------------------------------------------
Name of Corporation or Partnership                             Trust (print name above)

----------------------------------------------------           -------------------------------------------------------
Authorized Agent (print name above)                            Date of Trust Agreement

----------------------------------------------------           -------------------------------------------------------
Title of Authorized Agent                                      Street Address

----------------------------------------------------           -------------------------------------------------------
Street (business address)                                      City              State             Zip

----------------------------------------------------           -------------------------------------------------------
City              State             Zip                        Social Security Number or Federal Identification Number

----------------------------------------------------           -------------------------------------------------------
Federal Identification Number                                  Phone /Fax (Business)         Phone/Fax (Home)

----------------------------------------------------           The undersigned acknowledges under the penalties
Business Phone and Fax                                         of perjury that the foregoing information is true,
                                                               accurate and complete.

The undersigned acknowledges under the penalties               -------------------------------------------------------
of perjury that the foregoing information is                                 Signature
true, accurate and complete.
                                                               -------------------------------------------------------
----------------------------------------------------                         Signature
            Signature of Authorized Agent
                                                               -------------------------------------------------------
----------------------------------------------------                           Date
               Date




                                                               ACCEPTED BY:   MOBILE AREA NETWORKS, INC.

                                                               By:
                                                                    --------------------------------------------------
                                                               Name:
                                                                    --------------------------------------------------
                                                               Title:
                                                                     -------------------------------------------------
                                                               Date:
                                                                    --------------------------------------------------

--------------------------------------------------------------------------------
         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                     --------------------------------------


                       SUMMARY OF CONTENTS

SUMMARY                                              2
RISK FACTORS                                         6
DILUTION                                             9
PLAN OF DISTRIBUTION                                 10
USE OF PROCEEDS                                      11
DESCRIPTION OF BUSINESS                              12
DESCRIPTION OF PROPERTY                              20
MANAGEMENT                                           20
REMUNERATION OF MANAGEMENT                           21
SECURITY OWNERSHIP OF MANAGEMENT
  AND CERTAIN SECURITY HOLDERS                       22
INTEREST OF MANAGEMENT AND
  OTHERS IN CERTAIN TRANSACTIONS                     23
SECURITIES DESCRIPTION                               23
LEGAL MATTERS                                        23
FINANCIAL STATEMENTS                                 F-1
PROJECTIONS                                          F-8
SUBSCRIPTION AGREEMENT                               A-1

--------------------------------------------------------------------------------

                                Date of Issuance:
                                            , 1997

                     --------------------------------------



                              Mobile Area Networks

                         Boundary-Free LAN Connectivity

                               1,000,000 (MAXIMUM)

                             SHARES OF COMMON STOCK

                          --------------------------

                                  PROSPECTUS

                          --------------------------


                           MOBILE AREA NETWORKS, INC.
                      120 INTERNATIONAL PARKWAY, SUITE 220
                               HEATHROW, FL 32746
                                 1-407-741-9116


--------------------------------------------------------------------------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 25.  Other Expenses of Issuance and Distribution

             Filing Fee -- SEC                                    $4,393.94
             Listing Fee -- Stock Exchange                        N/A
             Transfer Agent & Registrar's Fees                    N/A
             Engineering Fees                                     N/A
             Accounting Fees                                      $2,000
             Legal Fees                                           $5,000
             Printing Expense                                     $30,000 E
             Indemnification Insurance Premium                    N/A
             Miscellaneous                                        $15,000 E
             Travel                                               $15,000 E
             Postage & Delivery                                   $10,000 E
             Lodging                                              $3,000 E
             Telephone                                            $10,000 E
             Internet Development                                 $14,106.56 E
             Edgarizing                                           $1,500 E
             Blue Sky Preparation and Filing Fees                 $20,000 E
             Promotion and Advertising                            $15,000 E

             Total                                                $145,000.00

Item 24. Indemnification of Directors and Officers

Article 2.024 of the Texas Business Corporation Act (The "Act") provides that a corporation may indemnify a director, officer, employees or agent of the corporation and may purchase and maintain insurance on behalf of such persons as permitted by the Act.

The Company's Articles of Incorporation and Bylaws contain provisions indemnifying its directors and officers to the extent permitted by the Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act"), as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Company of the expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 26. Recent Sales of Unregistered Securities

In the past three (3) years the Company's sales of securities not registered under the Securities Act of 1933 were as follows:

      (a) Amount Sold, Title and Date. The amount of common stock sold is the amount set forth below, since the May 22, 1996 date of incorporation.

      (b) Underwriter Non-Public Transferees. No underwriters. Four officers and directors.

      (c)   Cash Offering Price, Commission.
                  $1.00 per share to private investors, no commission paid, cash sales (136,700 shares). $0.01 per share to officers and directors, no commission paid, cash sales (5,101,000 shares).

Item 27  Exhibits

1.   Underwriters Agreement A/

3i.  Articles of Incorporation C/

3ii. Bylaws C/

4. Common Stock voting rights per Articles of Incorporation Page, incorporated by reference from Exhibit 3i. A/

5. Opinion of JAMES R. LEONE as to the legality and non-assessability of the securities being distributed B/

8.   Opinion as to tax matters A/

9.   Voting Trust Agreement A/

10.  Material Contracts A/

11.  Computation of per share earnings A/

13.  Annual / Quarterly reports, Form 10-Q A/

15.  Letter on audited interim financial information A/

16.  Letter on change in certifying accountant A/

21.  Subsidiaries A/
23a. Consent of JAMES, PARKS, TSCHOPP & WHITCOMB, P.A. B/
23b. Consent of James R. Leone (filed as part of Exhibit 5(a)) A/

24.  Power of Attorney A/

25.  Eligibility of trustees A/

26.  Invitation for competitive bids A/

27.  Financial Data  (SEC use only) C/

99.  Additional exhibits A/

Footnotes:
A/ Not Applicable
B/ To be filed by Amendment
C/ Filed herein

Item 28. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act"), as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable. In the event that claims for indemnification against such liability (other than the payment by the Company of the expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the Town of Heathrow, State of Florida on December 19, 1996.

                                    MOBILE AREA NETWORKS, INC.



                                    /s/  William J. Reid
                                    -----------------------------------
                                    BY:  William J. Reid
                                    President & CEO



Pursuant to the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated

SIGNATURE                                   TITLE                              DATE
---------                                   -----                              ----
                                            Director, President, Chief         December 19, 1996
                                            Executive Officer,
/s/ William J. Reid                         (Principal Executive Officer)
-------------------------------------------
William J. Reid


                                            Director, Treasurer,               December 19, 1996
                                            Financial Officer, Principal
/s/ Robert M. Good                          (Principal Accounting Officer)
-------------------------------------------
Robert M. Good




/s/ George E. Wimbish                       Director, Chairman                 December 19, 1996
-------------------------------------------
George E. Wimbish



/s/ James R. Leone                          Director, Secretary                December 19, 1996
-------------------------------------------
James R. Leone

                                INDEX TO EXHIBITS

Exhibit      Title of Exhibit                                                         Footnotes &
Number                                                                                Page #
1.           Underwriters Agreement                                                   A/

3i.          Articles of Incorporation                                                C/

3ii.         Bylaws                                                                   C/

4.           Common  Stock voting rights per articles of incorporation                A/
             Page 1 incorporated by reference from Exhibit 3i.

5.           Opinion of JAMES R. LEONE as to the legality and  non-                   B/
             accessibility of the securities being distributed

23a.         Consent of JAMES, PARKS, TSCHOPP & WHITCOMB, P.A.                        B/

11.          Computation of per share earnings                                        A/

8.           Opinion as to tax matters                                                A/

9.           Voting Trust Agreement                                                   A/

10.          Material Contracts                                                       A/

13.          Annual / Quarterly reports, Form 10-Q                                    A/

15.          Letter on audited interim financial information                          A/

16.          Letter on change in certifying accoutnant                                A/

21.          Subsidiaries                                                             A/

23b.         Consent of James R. Leone (filed as part of Exhibit 5(a))                A/

24.          Power of Attorney                                                        A/

25.          Eligibility of trustees                                                  A/

26.          Invitation for competitive bids                                          A/

27.          Financial Data (SEC use only)                                            C/

99.          Additional exhibits                                                      A/

Footnotes:
A/ Not Applicable
B/ To be filed by Amendment
C/ Filed herein